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                                                                     Exhibit 4.2

                               AMENDMENT NO. 2 TO
             AMENDED AND RESTATED TRUST SALE AND SERVICING AGREEMENT

          THIS AMENDMENT NO. 2 TO AMENDED AND RESTATED TRUST SALE AND SERVICING AGREEMENT (this "Amendment") is made as of December 30, 2002, among World Omni Financial Corp., a Florida corporation ("World Omni"), WODFI LLC, a Delaware limited liability company ("WODFI"), and World Omni Master Owner Trust, a Delaware statutory trust (the "Trust").

          World Omni, as Servicer, WODFI, as Transferor, and the Trust are parties to the Amended and Restated Trust Sale and Servicing Agreement, dated as of April 6, 2000, as amended August 11, 2000 (the "Trust Sale and Servicing Agreement"). In order to make certain revisions to the procedure for removing Accounts and Receivables under the Trust Sale and Servicing Agreement, World Omni, WODFI and the Trust have agreed to amend the Trust Sale and Servicing Agreement pursuant to Section 8.1(a) thereof in the manner set forth herein. Capitalized terms used herein but not otherwise defined have the meanings set forth in Appendix A to the Trust Sale and Servicing Agreement.

          1. Amendments to Section 2.7(a). Section 2.7(a) of the Trust Sale and Servicing Agreement is hereby amended by deleting Section 2.7(a) in its entirety and replacing it with the following:

            "(a) On any Business Day the Transferor shall have the right to remove from the Trust any Account and all of the Receivables related to such Account in the manner prescribed in Sections 2.7(b) and (c) and shall have the right to remove from the Trust all or any portion of each of the Receivables related to any Account (without removing the Account or the remaining portion of such Receivables) from the Trust in the manner prescribed in Section 2.7(d)."

          2. Amendments to Section 2.7. Section 2.7 of the Trust Sale and Servicing Agreement is hereby amended by adding subsections (c) and (d) thereto as follows:

            "(c) In addition to the rights specified in Section 2.7(b), on any Business Day the Transferor shall have the right to remove from the Trust any Eligible Account and (i) repurchase the then existing Receivables in such Account in the manner prescribed in Section 2.8(b) or (ii) reassign the existing Receivables in such Account in the manner prescribed in
     Section 2.8(c), by following the procedures specified in Sections 2.8(b) and 2.8(c), respectively, with respect to the such Account, notwithstanding the fact that such Account is not an Ineligible Account.

             (d) On any Business Day the Transferor shall have the right to remove from the Trust by repurchase or assignment in the manner described in subsections (i) and (ii) below all or any portion of each Receivable related to any Account without removing such Account.

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               (i)  To repurchase a portion of each of the existing Receivables in an Account, the Transferor (or the Servicer on its behalf) shall take the following actions and make the following determinations:

                    (A) not less than five Business Days prior to the Interest Repurchase Date, furnish to the Owner Trustee, the Indenture Trustee, any Agent, any Enhancement Providers and the Rating Agencies a notice specifying the Account or Accounts with respect to which the repurchase of a portion of the related Receivables is to be effected, for each such Account the percentage of each Receivable to be repurchased from the Trust (the "Designated Interests"), and the date on which the repurchase of such Designated Interests will occur (a "Interest Repurchase Date");

                    (B) on the Interest Repurchase Date with respect to such Designated Interests, deliver to the Owner Trustee a list specifying for each such Account the aggregate amount of Designated Interests to be repurchased;

                    (C) on the Interest Repurchase Date deposit into the Collection Account funds in an amount equal to the aggregate outstanding balance of the Designated Interests on such date (the "Repurchased Interest Purchase Price"), which funds, notwithstanding anything in this Agreement to the contrary, will be treated as Collections;

                    (D) represent and warrant that the repurchase of the Designated Interests then existing in such Account on such Interest Repurchase Date shall not, in the reasonable belief of the Transferor, cause an Early Amortization Event or Investment Event to occur for any Series or class of Notes or cause the Pool Balance to be less than the Required Pool Balance;

                    (E) represent and warrant that no selection procedures believed by the Transferor to be adverse to the interests of the Beneficiaries were utilized in selecting the Accounts to which Designated Interests relate;

                    (F) represent and warrant as of the Interest Repurchase Date that the list of Designated Interests to be repurchased delivered pursuant to clause (B) above, as of the Interest Repurchase Date, is true and complete in all material respects;

                    (G) represent and warrant that such repurchase will not result in a reduction or withdrawal of the rating of any outstanding Series or class of Notes by the applicable Rating Agency; and

                    (H) on or about the related Interest Repurchase Date, deliver to the Indenture Trustee, Owner Trustee, any Agent and any Enhancement Providers an Officers' Certificate confirming the items set forth in clauses (D) through (G) above; the Owner Trustee and the Indenture Trustee may conclusively rely on such Officers' Certificate and shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying.

                                      -2-

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          Upon satisfaction of the above conditions, on the Interest Repurchase
     Date for any such Designated Interests, such Designated Interests (the "Repurchased Interests") shall be deemed repurchased from the Trust for all purposes and the Owner Trustee shall, without further action, be deemed to sell, transfer, assign, set over and otherwise convey to the Transferor, effective as of the Interest Repurchase Date, without recourse, representation or warranty, all the right, title and interest of the Trust in and to the Repurchased Interests, all moneys due and to become due and all amounts received with respect thereto and all proceeds thereof.

               (ii) To reassign a portion of each of the existing Receivables in an Account, the Transferor (or the Servicer on its behalf) shall take the following actions and make the following determinations:

                    (A) not less than five Business Days prior to the Interest Reassignment Date, furnish to the Owner Trustee, the Indenture Trustee, any Agent, any Enhancement Providers and the Rating Agencies a notice specifying the Account or Accounts with respect to which the reassignment of a portion of the related Receivables is to be effected, for each such Account the percentage of each Receivable to be reassigned from the Trust (the "Designated Interests"), and the date on which the reassignment of such Designated Interests will occur (a "Interest Reassignment Date");

                    (B) on the Interest Reassignment Date with respect to such Designated Interests, deliver to the Owner Trustee a list specifying for each such Account the aggregate amount of Designated Interests to be reassigned;

                    (C) represent and warrant that the reassignment of the Designated Interests then existing in such Account on such Interest Reassignment Date shall not, in the reasonable belief of the Transferor, cause an Early Amortization Event or Investment Event to occur for any Series or class of Notes or cause the Pool Balance to be less than the Required Pool Balance;

                    (D) represent and warrant that no selection procedures believed by the Transferor to be adverse to the interests of the Beneficiaries were utilized in selecting the Accounts to which the Designated Interests relate;

                    (E) represent and warrant as of the Interest Reassignment Date that the list of Designated Interests to be reassigned delivered pursuant to clause (B) above, as of the Interest Reassignment Date, is true and complete in all material respects;

                    (F) represent and warrant that such assignment will not result in a reduction or withdrawal of the rating of any outstanding Series or class of Notes by the applicable Rating Agency; and

                    (G) on or about the related Interest Repurchase Date, deliver to the Indenture Trustee, Owner Trustee, any Agent and any Enhancement Providers an Officers' Certificate confirming the items set forth in clauses (C) through (F)

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          above; the Owner Trustee and the Indenture Trustee may conclusively rely on such Officers' Certificate and shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying.

          Upon satisfaction of the above conditions, on the Interest Reassignment Date for any such Designated Interests, such Designated Interests (the "Reassigned Interests") shall be deemed assigned from the Trust to the Transferor for all purposes and the Owner Trustee shall, without further action, be deemed to transfer, assign, set over and otherwise convey to the Transferor, effective as of the Interest Reassignment Date, without recourse, representation or warranty, all the right, title and interest of the Trust in and to the Reassigned Interests, all moneys due and to become due and all amounts received with respect thereto and all proceeds thereof."

          3. Miscellaneous. This Amendment shall be construed in accordance with the laws of the State of New York, without reference to the principles of conflict of law thereof or of any other jurisdiction, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. This Amendment may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument. The provisions of this Amendment shall be deemed to be incorporated in, and made a part of, the Trust Sale and Servicing Agreement; and the Trust Sale and Servicing Agreement, as amended by this Amendment, shall be read, taken and construed as one and the same instrument.

                                    * * * * *

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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment No.
2 to the Trust Sale and Servicing Agreement to be duly executed by their respective officers as of the date first written above.

                                            WORLD OMNI FINANCIAL CORP.
                                            Servicer,


                                            By /s/ Art Mirandi
                                               ---------------------------------
                                            Title: Assistant Treasurer


                                            WODFI LLC
                                            Transferor,


                                            By /s/ Art Mirandi
                                               ---------------------------------
                                            Title: Assistant Treasurer


                                            WORLD OMNI MASTER OWNER TRUST

                                            By: CHASE MANHATTAN BANK USA,
                                            NATIONAL ASSOCIATION not in its
                                            individual capacity, but solely as
                                            Owner Trustee on behalf of the Trust


                                            By /s/ Michael B. McCarthy
                                               ---------------------------------
                                            Title: Vice President

Receipt of this Amendment Acknowledged:

BNY MIDWEST TRUST COMPANY
(as success in interest to Harris Trust and Savings Bank) not in its individual capacity, but solely as Indenture Trustee


By /s/ Maricela Marquez
-------------------------------
Title: Assistant Vice President